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                                TOWER AUTOMOTIVE, INC.
           STATEMENT AND COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES


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                                                      Years Ended December 31,              Nine Months Ended September 30,
                                        -----------------------------------------------   ----------------------------------
                                                                              Pro Forma                            Pro Forma
                                           1994         1995        1996        1996         1996        1997         1997
                                        ---------    ---------   ---------    ---------   ---------    ---------   ---------
EARNINGS:
  Pre tax earnings                      $  12,403    $  20,121   $  34,337    $  80,061   $  22,786    $  52,867   $  49,200

  Fixed charges                             2,351        3,658       8,551       44,879       6,091       27,907      33,697
  Less: Capitalized interest                    -       (1,157)          -       (1,670)          -       (2,462)     (3,454)
                                        ---------    ---------   ---------    ---------   ---------    ---------   ---------

  Net fixed charges                         2,351        2,501       8,551       43,209       6,091       25,445      30,243
                                        ---------    ---------   ---------    ---------   ---------    ---------   ---------

EARNINGS                                $  14,754    $  22,622   $  42,888   $  123,270   $  28,877    $  78,312   $  79,443
                                        ---------    ---------   ---------    ---------   ---------    ---------   ---------
                                        ---------    ---------   ---------    ---------   ---------    ---------   ---------


FIXED CHARGES:
  Interest expense                      $   1,956    $   2,027   $   7,636   $   32,817   $   5,405   $   20,920  $   23,258
  Capitalized interest                          -        1,157           -        1,670           -        2,462       3,454
  Interest factor of rental expense           271          311         660       10,137         495        4,310       6,770
  Amortization of debt expense                124          163         255          255         191          215         215
                                        ---------    ---------   ---------    ---------   ---------    ---------   ---------

TOTAL FIXED CHARGES                     $   2,351    $   3,658   $   8,551   $   44,879   $   6,091   $   27,907  $   33,697
                                        ---------    ---------   ---------    ---------   ---------    ---------   ---------
                                        ---------    ---------   ---------    ---------   ---------    ---------   ---------

EARNINGS TO FIXED CHARGES                     6.3          6.2         5.0          2.7         4.7          2.8         2.4
                                        ---------    ---------   ---------    ---------   ---------    ---------   ---------
                                        ---------    ---------   ---------    ---------   ---------    ---------   ---------
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